Exhibit 10.4

AEON GLOBAL HEALTH CORP.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Aeon Global Health Corp. 2011 Omnibus Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the Settlement Date (described below) one (1) share of common stock of Aeon Global Health Corp., par value $0.001 per share, as follows:

Participant:	________________

Grant Date:	March 31, 2018

Number of Restricted Stock Units:	______________, subject to adjustment as provided by the Restricted Stock Unit Agreement.

Settlement Date:

For each Restricted Stock Unit (the “RSU”), except as otherwise provided by the Restricted Stock Unit Agreement, the date on which the units become Vested Units in accordance with the vesting schedule set forth below and the provisions of the Restricted Stock Unit Agreement.

Vesting Schedule:

Except as set forth in the Restricted Stock Unit Agreement annexed hereto, provided that the Participant’s Services have not terminated prior to the Vesting Date (as defined below), one hundred percent (100%) of the RSUs shall vest as follows:

	Vesting Date(s)	Number of Shares that Vest

March 31, 2019

By its signature below, the Participant agrees that the Award is governed by this Notice of Grant of Restricted Stock Units and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Unit Agreement, and hereby accepts the Award subject to all of their respective terms and conditions. By its signature below, the Participant also acknowledges that there may be tax consequences to it upon the vesting of the RSU, the settlement of the RSU, and/or the disposition of the underlying shares, and that the Participant has been advised to consult a tax advisor prior to acceptance of this grant.

AEON GLOBAL HEALTH CORP.	PARTICIPANT:
By: ______________________________	_________________________________
Name: Michael J. Poelking Title: Chief Financial Officer	Signature Date: _______________, 2018

ATTACHMENTS:	2011 Omnibus Equity Incentive Plan Restricted Stock Unit Agreement

AEON GLOBAL HEALTH CORP.

RESTRICTED STOCK UNIT AGREEMENT

Aeon Global Health Corp. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Aeon Global Health Corp. 2011 Omnibus Equity Incentive Plan (the “Plan”), as in effect on the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”) and (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan. The term “Company” shall mean Aeon Global Health Corp., a Delaware corporation, and any successor company (or a subsidiary or parent thereof), including any Acquiror (as defined in Section 8).

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Management Resources and Compensation Committee of the Board of Directors of the Aeon Global Health Corp. (the “Committee”). All determinations by the Committee shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such officer has apparent authority with respect to such matter, right, obligation, or election.

3. The Award.

3.1 Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive one (1) share of Common Stock of the Company (the “Shares”) on the date determined in accordance with the Grant Notice and this Agreement, provided the vesting conditions of the Award are satisfied.

By accepting this Award, the Participant hereby agrees that the Award has been granted to the Participant in lieu of his receipt of cash salary for the period commencing on February 24, 2018 and ending March 31, 2018 (the “Covered Period”), based on the per annum salary received by the Participant received immediately prior to the Covered Period. Accordingly, Participant hereby agrees that his acceptance of this Award is in consideration of his right to receive cash payment of the base salary for the Covered Period and Participant hereby waives any right or entitlement to such amount.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.

4. Vesting of Units.

4.1     The Units shall vest and become “Vested Units” as provided in Vesting Schedule in the Grant Notice provided you remain continuously employed by the Company or its subsidiaries through the Vesting Date, except as otherwise set forth in this Agreement or expressly provided for in a separate written agreement between the Company and the Participant. All vested amounts shall be paid by the Company in Shares, on a one-for-one basis for each Unit, subject to applicable tax withholding, as soon as administratively feasible but in any event no later than (i) the end of the year in which the vesting date occurs, or (ii) 75 days after the vesting date. Except as set forth in Section 4.2 below or unless otherwise set forth in a written agreement between the Company and the Participant, upon any termination of your Service with the Company, the Units granted to you hereunder that were not vested on the date of such termination of continuous Service will be forfeited at no cost to the Company, and you will have no further right, title or interest in the Units or the Shares to be issued in respect of the Award. Notwithstanding the foregoing, however, in the event that a written agreement between the Company and Participant provides for the vesting of the Units upon the termination of the Participant’s Service with the Company, the Vested Units shall be delivered to the Participant as soon as administratively feasible following the termination of the Participant’s Service with the Company in accordance with the terms and conditions of such written agreement between the Company and the Participant and otherwise in accordance with the provisions of this Agreement.

4.2     Notwithstanding the foregoing, however, and except as may be expressly provided in a written agreement between Participant and Company, in the event that, prior to the Vesting Date, the Participant dies or his or her continuous Service is terminated due to Disability, the Participant shall vest in a number of Units equal to the Pro-Rata Portion (as defined below) of the total number of unvested Units represented by this Award (as set forth in the Grant Notice) which are outstanding at the time of such termination of Service. For purposes of this Agreement, the term “Pro-Rata Portion” means, with respect to the total number of Units represented by this Award (as set forth in the Grant Notice), a fraction, the numerator of which is the number of full months completed between the Date of Grant and the date of such termination of Service, and the denominator of which is the total number of months between the Date of Grant and the Vesting Date applicable to this Award. The Company shall issue and deliver to Participant shares of Common Stock in accordance with Section 4.1 and Section 6 of this Agreement. For purposes of this Agreement, “Disability” means the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code or, if applicable, a written employment agreement between the Participant and the Company. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate.

5. Forfeiture.

5.1     The period over which the Units vest is referred to as the “Restriction Period.” Until the issuance to the Participant of a certificate or certificates for shares of Common Stock subject to the Award, such Shares are not transferable other than by will or by the laws of descent and distribution, or as otherwise permitted by the Plan, and the Units shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of any Units or any right hereunder, except as provided for in this Agreement, the Company may terminate any unvested portion of the award by notice to the Participant and the award and all rights hereunder shall thereupon become null and void. Except to the extent otherwise provided herein or in an agreement between the Company and the Participant, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment for such reacquired Units.

5.2     Clawback Provision. Notwithstanding any other provisions in this Agreement to the contrary, any compensation paid or payable to the Participant pursuant to this Agreement which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

6. Settlement of the Award.

6.1 Issuance of Shares. Subject to the provisions of Section 4 and 6.3 below, as soon as practicable after each applicable Vesting Date, the Company shall issue to the Participant one share of Common Stock for each Unit vesting on the Vesting Date. The date of any such transfer shall be the settlement date for purposes of this Agreement. Shares issued in settlement of the Units shall be made as promptly as practicable thereafter in accordance with Section 4 through, in the sole discretion of the Committee, either the issuance to the Participant (or to the executors or administrators of Participant’s estate in the event of the Participant’s death) of a stock certificate or evidence such Shares have been registered in book entry form in the name of the Participant with the Company’s stock transfer agent for a number of Shares equal to the number of such vested Units. Shares issued in settlement of the Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7, the Company’s insider trading policies, any federal, state or foreign law, or any contractual obligation to which the Participant is subject (such as a “lock-up” or “market stand-off” agreement).

6.2 Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Units and the Committee shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created upon the settlement of the Units.

6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. If the issuance of Shares upon settlement of the Units would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed, then no such Shares may be issued unless and until all such laws, regulations and stock exchange requirements have been satisfied in full. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7. Tax Consequences.

7.1 In General. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Units and the delivery of Shares in connection therewith. The Participant has reviewed with the Participant’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Units and the delivery of Shares in connection therewith as contemplated by this Award. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award.

7.2 Payment of Tax Withholding. Regardless of any action the Company takes with respect to any or all federal, state, or local income tax, social insurance, payroll tax, payment on account or other tax-related withholding regarding the Award (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the vesting or payment of the Award, the subsequent sale of Shares acquired pursuant to the payment of Shares under the Award and the receipt of any dividends; and (ii) does not commit to structure the terms of the Award to reduce or eliminate your liability for Tax-Related Items. You hereby authorize the Company to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company, or from payment otherwise owed to you under this Award. Alternatively, or in addition, if permissible under local law and expressly authorized by the Committee, the Company may (i) sell or arrange for the sale of Shares that you acquire to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount (based on the fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates). Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

7.3 Application of Section 409A of the Code. This Award is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall in all respects be administered in accordance with section 409A of the Code. In no event shall the Participant, directly or indirectly, designate the calendar year of distribution. The terms “cease to be employed” or “termination of employment,” or words of similar import, as used herein, for purposes of any payments that are payments of deferred compensation subject to Section 409A of the Code, shall mean “separation from service” as defined in Section 409A of the Code. To the extent any payment or settlement that is a payment of deferred compensation subject to Section 409A of the Code is contingent upon a “change in control,” such payment or settlement shall only occur if the event giving rise to the change in control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code. The vesting of the Award shall not be affected by the preceding sentence. In the event that this Award fails to satisfy the requirements of Section 409A of the Code (and the applicable Treasury regulations promulgated thereunder) and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service (or, if earlier, within 15 days after your death), with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. This Award may be amended without the consent of the Participant in any respect deemed in good-faith by the Board of Directors or the Committee to be necessary in order to preserve compliance with section 409A of the Code.

8. Effect of Change in Control on Award.

In the event of a Change in Control prior to any applicable Vesting Date, the surviving, continuing, successor, or purchasing corporation or other business entity or subsidiary or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue the Company’s rights and obligations with respect to all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock.

9. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of Shares, exchange of Shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Units, in order to prevent dilution or enlargement of the Participant’s rights under the Award. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee as contemplated in Section 12.2 of the Plan, and its determination shall be final, binding and conclusive.

10. Rights as a Stockholder or Employee.

The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of the Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9 and you shall receive no benefit with respect to any cash dividend, stock dividend or other distribution that does not result from an adjustment as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue providing Services or interfere in any way with any right of the Company to terminate the Participant’s Services at any time. The right of the Company to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

11. Legends.

The Company may at any time determine to issue certificates representing the Shares issued pursuant to this Agreement rather than issue uncertificated Shares and the Company may at any time place legends referencing any applicable restrictions under federal, state or foreign securities law or required under any contractual obligations (as contemplated under Section 6.1) on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to settlement of the Units in the possession of the Participant in order to carry out the provisions of this Section.

12. Miscellaneous Provisions.

12.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.

12.2 Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither the Award nor any Units subject to the Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided by the Participant to the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

The Plan documents may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant acknowledges that the Participant has read this section and consents to the electronic delivery of the Plan documents and Grant Notice. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company in writing of such revoked consent or revised e-mail address. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

12.6 Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section. The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).

12.7 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

12.9 Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.10 Counterparts. The Grant Notice to which this Agreement is attached may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

12.11 Limitation on Rights; No Right to Future Grants. By accepting this Agreement and the grant of the Units contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) the grant of Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted units, or benefits in lieu of restricted units; (c) all determinations with respect to future grants of restricted units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Corporation; (d) the Participant’s participation in the Plan is voluntary; (e) grants of restricted units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, retirement benefits or similar payments; and (f) the future value of the underlying Shares is unknown and cannot be predicted with certainty.

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This Restricted Stock Unit Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

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